EXHIBIT 99.3

Franchise Capital Corporation Pro-Forma Consolidated Balance Sheet

June 30,
2007

Assets
Current Assets
Cash	$87,763
Accounts Receivable	178,088
Inventory	260,548

Total Current Assets	526,399

Fixed Assets-Net	24,952
Patent Costs	84,073
Goodwill (net of impairment of $17,828,571)	12,859,605

Total Assets	$13,495,029

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts Payable	$1,254,120
Accrued Interest
Notes Payable	944,063

Total Liabilities	2,198,183

Stockholders' Equity:
Common Stock, authorized 5,000,000,000 shares, $.0001 par value, 1,714,285,700 shares issued and outstanding	171,429
Additional Paid in Capital	39,401,996
Retained Deficit	(28,276,579)

Total Stockholders' Equity	11,296,846

Total Liabilities and Stockholders' Equity	$13,495,029

The accompanying notes are an integral part of these financial statements.

Aero Exhaust, Inc.
Pro-Forma Consolidated Statement of Operations

For the Year
Ended
June 30, 2007

Sales	$703,317

Cost of Sales	226,161

Gross Profit	$477,156

Expenses:
Stock for Services	845,712
Marketing Expenses	3,999,167
General and Administrative	1,131,492

Total	$5,976,371

Loss before Interest Expense	(5,499,215)

Interest Expense	255,048
Settlement and other Costs	3,011,143
Impairment on Goodwill	17,828,571
Net Loss	$(26,593,977)

Net Loss Per Share	$(0.015)

Weighted Average Shares Outstanding	1,714,285,700

The accompanying notes are an integral part of these financial statements.

FRANCHISE CAPITAL CORPORATION

NOTES TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

Franchise Capital Corporation (the “Company”) a Nevada corporation, was incorporated on July 6, 2001.  Effective December 24, 2004, the Company became as an internally managed, closed end investment company electing to be treated as a business development company under the Investment Company Act of 1940, as amended.

In August 2006, the Company abandoned its business model and commenced liquidating all of its investment holdings.  On March 13, 2007, the Company held a shareholder meeting at which the Company’s shareholders voted to withdraw the Company’s election to be a business development company as defined by the 1940 Act.  On March 14, 2007, the Company filed for N-54C to formally withdraw the Company’s BDC status.

On January 12, 2007, the Company executed a definitive share exchange agreement with TTR HP, Inc. (dba “Aero Exhaust, Inc.”) pursuant to which the Company agreed to exchange shares of its common stock to acquire 100% of the total issued and outstanding stock of Aero.   Aero was incorporated in the State of Nevada in 1999 and is headquartered outside of Salt Lake City, Utah.  Aero designs and manufactures performance exhaust systems for both street and race applications. Aero Exhaust has been issued U.S. and Australian patents on its innovations and development in the exhaust industry, and its mufflers are available worldwide through major retailers, mass merchant centers, automotive aftermarket supply stores and wholesalers. Aero Exhaust mufflers are an exclusive National Association for Stock Car Auto Racing (NASCAR) Performance product and carry the NASCAR brand on product, packaging and related media.

On October 4, 2007, Aero consummated the share exchange with Franchise Capital Corporation (“FCCN”), a publicly-held Nevada corporation, in a transaction that resulted in Aero becoming the successor issuer to FCCN for SEC reporting purposes.  As a result of the transaction, FCCN agreed to issue a total of 1,114,285,700 new shares of restricted common stock in exchange for 6,745,456 shares of Aero common stock, representing 100% of the total issued and outstanding shares of Aero, and the satisfaction of Aero debt of $4,458,519.

The financial statements included herein, are completed on a pro forma basis as if the transaction had occurred on June 30, 2007 and includes the combined balance sheet of Aero Exhaust and FCCN and includes adjustments for the share exchange agreement. The profit and loss includes the operations of FCCN for the year ended June 30, 2007 and the statement of operations for Aero for a 12 month period ended December 31, 2006. The 1,114,285,700 FCCN shares issued in exchange for all the shares of Aero Exhaust have been valued at their market price on the date of exchange.

The accompanying pro forma financial statements have been prepared assuming that the Company will continue as a going concern.  The Company has incurred material operating losses, has continued operating cash flow deficiencies and has working capital deficit at June 30, 2007.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  The Company believes that the share exchange with Aero Exhaust will be successful and result in the Company’s achieving profitability in the short term; however, the C there is no guarantee that Aero’s operations will prove profitable. The accompanying financial statements do not include any adjustments that might result from this uncertainty.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

Cash Equivalents

Cash equivalents consist primarily of cash deposits and highly liquid investments with maturities of three months or less.

Inventory

The Company values its inventory under the first in first out method of costing, using the lower of cost or market pricing. Inventory consists of exhaust systems ready for sale.

Accounts Receivable

The Company reviews its customer balances and credit worthiness of its customers. The Company has not established a reserve for doubtful accounts.

Intangible Assets

In accordance with SFAS No. 142,  “Goodwill and Other Intangible  Assets,” the Company evaluates  intangible assets and other long-lived assets for impairment, at least on an annual basis and  whenever  events or changes  in  circumstances  indicate  that the carrying  value may not be recoverable  from its estimated  future cash flows.  Recoverability of intangible assets and other long-lived assets is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including: past operating results, budgets, economic projections, market trends and product development cycles.  If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss.

Revenue Recognition

Revenue is recognized in accordance with SEC Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements.”  The Company recognizes revenue when the significant risks and rewards of ownership have been transferred to the customer pursuant to applicable laws and regulations, including factors such as when there has  been evidence of a sales arrangement, delivery has occurred, or service have been rendered, the price to the buyer is fixed or determinable, and collectibility is reasonably assured.

Stock – Based Compensation

SFAS No 123, “Accounting for Stock-Based Compensation,” established and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation is determined using the fair value of stock-based compensation determined as of the date of the grant and is recognized over the periods in which the related services are rendered.  The statement also permits companies to elect to continue using the current intrinsic value accounting method specified in Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” to account for stock-based compensation.  The Company has elected to use the SFAS No. 123 which includes valuing the compensation at market rates .

Property and Equipment

Property and equipment are recorded at acquisition cost and increased by the cost of any significant improvements made after purchase.  The Company depreciates the cost over the estimated useful lives of the respective assets using straight-line method over the estimated useful life.

Income Taxes

The Company accounts for income taxes under SFAS 109, “Accounting for Income Taxes.”  Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets, including tax loss and credit carryforwards and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Basic and Diluted Income/(Loss) Per Share

Statement of Financial Accounting Standards No. 128, “Earnings per Share,” requires presentation of basic earnings per share (“Basic EPS”) and diluted earnings per share (“Diluted EPS”).  Basic earnings/(loss) per share is computed by dividing earnings/(loss) available to common stockholders by the weighted average number of common shares outstanding (including shares reserved for issuance) during the period.  Diluted earnings per share give effect to all dilutive potential common shares outstanding during the period.

Advertising

The costs of advertising, promotion and marketing programs are charged to operations in the calendar year incurred, and included as a separate line item in the Statement of Operations.

Segmented Information

Management has determined that the Company operates in one dominant industry segment.  Additional segment disclosure requirements will be evaluated as it expands its operations.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash, cash equivalents and accounts receivable. The Company places its cash with high quality financial institutions and at times may exceed the FDIC $100,000 insurance limit. The Company extends credit based on an evaluation of the customer’s financial condition, generally without collateral. Exposure to losses on receivables is principally dependent on each customer’s financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required.  Accounts are “written-off” when deemed uncollectible.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the financial statements. The Company bases its estimates on historical experience, management expectations for future performance, and other assumptions as appropriate. Key areas affected by estimates include the assessment of the recoverability of long-lived assets, which is based on such factors as estimated future cash flows. The Company re-evaluates its estimates on an ongoing basis. Actual results may vary from those estimates.

Operating Leases

The Company enters into lease agreements for a variety of business purposes, including facilities and equipment.  These arrangements are non-cancellable operating leases which do not meet the requirements of capital leases under Statement of Financial Accounting Standards No. 13, “Accounting for Leases” and are therefore expensed straight-line over the life of the operating lease.

Fair Value of Financial Instruments

The Company uses the following methods and assumptions to estimate the fair value of derivative and other financial instruments at the relative balance sheet date:

•

Short-term financial statements (cash equivalents, accounts receivable and payable, short-term borrowings, and accrued liabilities) – cost approximates fair value because of the short maturity period.

•

Long-term debt – fair value is based on the amount of future cash flows associated with each debt instrument discounted at our current borrowing rate for similar debt instruments of comparable terms.

NOTE 3 – RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In May, 2005, The FASB issued SFAS No. 154, entitled “Accounting Changes and Error Corrections – a replacement of APB Opinion No. 20 and FASB Statement No. 3.”  This Statement replaces APB Opinion No. 20, “Accounting Changes” and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and changes the requirements for the accounting for and reporting of a change in accounting principle.  This statement applies to all voluntary changes in accounting principle.  It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions.  Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of the change to the new accounting principle.  This Statement requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change.  This Statement defines the application of a different accounting principle to prior accounting periods as if that principle had always been used or as the adjustment of previously issued financial statements to reflect a change in the reporting entity.  This statement also redefines restatement as the revising of previously issued financial statements to reflect the correction of an error.  The adoption of SFAS 154 did not impact the financial statements.

In February, 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Statements.”  SFAS No. 155 amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.”  SFAS No. 155, permits fair value measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial statements that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.  This statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006.  Management believes that this statement will not have a significant impact on the financial statements.

In March, 2006 FASB issued SFAS 156 “Accounting for Servicing of Financial Assets.”  This Statement amends FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities,” with respect to the accounting for separately recognized servicing assets and servicing liabilities.  This Statement:

1.

Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.

2.

Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

3.

Permits an entity to choose “Amortization method” or “Fair value measurement method” for each class of separately recognized servicing assets and servicing liabilities.

4.

At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

5.

Requires separate presentation of servicing assets and liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

Management believes that this statement will not have a significant impact on the financial statements.

In June, 2006, the FASB issued FIN 48 “Accounting for Uncertainty in Income Taxes “  FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes.”  FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.  FIN 48 is effective in fiscal years beginning after December 15, 2006.  Management believes that this statement will not have a significant impact on the financial statements.

In September, 2006, the FASB issued SFAS No. 157, “Fair Value Measures.”  SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements.  SFAS No. 157 does not require any new fair value measurements, however the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice.  SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be its fiscal year beginning January 1, 2008.  The implementation of SFAS No. 157 is not expected to have a material impact on the Company’s results of operations and financial condition.

In September, 2006, the Financial Accounting Standards Board (“FASB”), issued SFAS No. 158, “Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106 and 132(R).”  This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization.  This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position with limited exceptions.  The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006.  This pronouncement does not currently apply to the Company.

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 108 (Topic IN), “Quantifying Misstatements in Current Year Financial Statements” (“SAB No. 108”).  SAB No. 108 addresses how the effect of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements.  SAB No. 108 requires SEC registrants (i) to quantify misstatements using a combined approach which considers both the balance sheet and income statement approaches; (ii) to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors; and (iii) to adjust their financial statements if the new combined approach results in a conclusion that an error is material.  SAB No. 108 addresses the mechanics of correcting misstatements that include effects from prior years.  It indicates that the current year correction of a material error that included prior period effects may result in the need to correct prior year financial statements even if the misstatement in the prior year or years is considered immaterial.  Any prior year financial statements found to be materially misstated in years subsequent to the issuance of SAB No. 108 would be restated in accordance with SFAS No. 154, “Accounting Changes and Error Corrections.”  Because the combined approach represents a change in practice, the SEC staff will not require registrants that followed an acceptable approach in the past to restate prior years’ historical financial statements.  Rather, these registrants can report the cumulative effect of adopting the new approach as an adjustment to the current year’s beginning balance of retained earnings.  If the new approach is adopted in a quarter other than the first quarter, financial statements for prior interim periods within the year of adoption may need to be restated.  SAB No. 108 is effective for fiscal years ending after November 15, 2006, which for the Company would be its fiscal year January 1, 2007.  The implementation of SAB No. 108 is not expected to have a material impact on the Company’s financial position or results of operations.

NOTE 4  – FIXED ASSETS AND PATENT

Fixed Assets include office and warehouse furniture, fixtures and computer equipment. The Patent is amortized over its life of 21 years and is registered for the construction and composition of the exhaust system.

		As of June 30, 2007 and December 31, 2006
	Life	2007	2006
Office furniture and equipment	3–7	$ 70,203	$ 70,203
Patent	21	95,434	95,434
		$ 165,637	$ 165,637
Less – Accumulated depreciation		(56,612)	(52,011)
		$ 109,025	$ 113,626

NOTE 5 – NOTES PAYABLE

As of June 30, 2007, notes payable consisted of the following:

Note payable to a former director in the amount of $750,000 and bearing interest at the rate of 12% per annum.  The note is past due; however, no demand for payment has been made.

Note payable of $194,063 to Bryan Hunsaker, Chairman and Chief Executive Officer of Aero.  The note bears interest at the rate of 8% per annum and is payable on demand.

NOTE 6 – LEASE COMMITMENTS

The Company leases office space outside of Salt Lake City, Utah under a three-year lease that ends June 30, 2009; however, the Company can terminate the lease at will with a 90-day written notice.  The Company also leases warehouse facilities in Westminster, California under a three-year lease that expires November 30, 2009.  Rent expense totaled $35,993, $69,666 and $65,833 for the periods ended June 30, 2007, December 31, 2006 and 2005, respectively.

Future minimum payments under capital and operating leases as of June 30, 2007 are as follows:

2007	$34,703
2008	71,0753
2009	58,2722
$164,050

NOTE 7 – INCOME TAXES

The Company uses the liability method to account for income taxes.  Under this method, deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes.  During the years ended December 31, 2006 and 2005, the Company incurred net losses and, therefore, has no income tax liability.  The net deferred tax asset generated by the loss carry-forward has been fully reserved.  The cumulative net operating loss carry-forward is approximately $19,000,000 at December 31, 2006, and will begin to expire in the year 2025.

NOTE 8 – GOODWILL

Goodwill of $12,859,605 has been recorded to reflect the difference between the market value of the shares issued in the share exchange with Aero Exhaust and the value of the assets less liabilities acquired in the transaction.  The Company recorded an immediate impairment on Goodwill of $17,828,571 to reflect the difference between the Company’s stock price per share on the date the share exchange closed and the price per share on the date the number of shares was settled upon between Aero and the Company.  The Company believes that the adjusted Goodwill is a reasonable approximation of the fair market value of the Aero shares acquired.

 NOTE 9- RELATED PARTY TRANSACTIONS

The Company previously issued notes payable totaling $244,925 to one of the Company’s directors.  The notes bear interest at the rate of 15% per annum and were past due as of June 30, 2007.  Subsequent to June 30, 2007, the note was assumed by Franchise Capital Corporation then converted, together with accrued interest of $170,475 into 41,540,000 shares of common stock of FCCN.

The Company previously issued a note payable in the amount of $194,063 to Bryan Hunsaker, Chairman and Chief Executive Officer of Aero.  The note bears interest at the rate of 8% per annum and is payable on demand.